Oil Storage Service Agreement

Party A: 456 Bureau of Shaanxi Bureau of Material Reserve
Party B: Xi’an Baorun Industrial Development Co., Ltd.

Pursuant to the Contract Law of the People’s Republic of China, based on the volitional, equal and honesty principles, with regard to the escrow of oil materials, through negotiations, Party A and Party B hereby reach agreements and executed this contract.

1.	Name of Escrowed Oil Materials: refined oil
2.	Quality Inspection upon Entering-into and Delivery-out of Storage and Calculation Method of Amount:
(1)	Quality
(i)
The quality of gasoline and diesel upon entering into the storage: Party A shall base on the standard provided by Party B to inspect gasoline and diesel delivered by Party B by the current examination equipments of Party A. Party A shall examine the main indexes and retain samples in accordance with regulations. In the event the quality does not reach the standard, Party A is entitled to reject to receive and notify Party B. The loss incurred accordingly shall be assumed by Party B.

(ii)
The quality of gasoline and diesel upon delivery-out of the storage: when the escrowed gasoline and diesel of Party B are delivered out of the storage, the samples of them shall be taken from the storage tank and the loaded railway vessel car, and the quality inspections shall be conducted.

(2)	Amount
(i)
The amount of gasoline and diesel upon entering-into the storage: with regard to the oil products delivered by Party B, Party A shall evaluate every car (weights automobile tank cars and railway tank cars), and adopt the last amount.

(ii)
The amount of gasoline and diesel upon delivery-out of the storage: Party B shall hold the oil withdraw sheet, and oil-distributing personnel of Party A shall according to the model, amount and the dense, temperature of the day to conduct calculations and distribute accordingly. The automobile delivery-out shall use the amount that Party A weights. Both parties book the accounting records respectively. After the railway tank car is loaded, the amount shall be calculated and lead sealed by both parties. Party A shall not be responsible to the quality of oil products after the acceptance check and delivery-out of the storage.

(iii)
In the event the amount of delivery-out of storage is not adequate because the small amount of last residual oil cannot be fully released due to the equipment of Party A, with regard to the amount of difference, Party A shall pay Party B the oil payment at the price calculated based on the price that Party B receives oil.

3.	Exhaust of Oil Product
Gasoline Exhaust
(1)	The first month general exhaust is calculated according to 4.0‰.
(2)	Starting from the second month, the storage exhaust is calculated according to 1.2‰

Diesel Exhaust
(1)	The first month general exhaust is calculated according to 2.0‰.
(2)	Starting from the second month, the storage exhaust is calculated according to 0.3‰

The exhaust within the exhaust standard set for above shall be assumed by Party B, the exceeding part shall be assumed by Party A.
4.	Right and Obligation
(1)	Right and Obligation of Party A
(i)	Strictly complies with Enforcement Rule to National Reserved Oil Materials Management Guideline to keep the oil products.
(ii)	Assists with Party B to handle the relevant matters of railway vessel cars.;
(iii)	Provides with the meal and accommodation service to personnel of Party B.
(2)	Right and Obligation of Party B
(i)	Gasoline and diesel organization and transportation work.
(ii)	Educates its workers and drivers to strictly comply with policies and regulations of Party A, and to obey the management from personnel of Party A.
(iii)	Pays the escrow fees on time.
(iv)	Strictly complies with the relevant provisions set forth in this contract.
5.	Standard of Expense and Calculation
(1)	The escrow fee is RMB800,000 yearly.
(2)
Party B shall pay the escrow fees on time. In the event Party B does not pay off the escrow fee after the expiration of the contract, Party A may entrust the qualified business operators to sell the rest of oil products to set off the escrow fee.

6.	Breach
(1)
During the term of escrow, Party A is only responsible for the obligation of escrow; it has no rights to use. In the event Party A uses without consent of Party B, and causes failure of delivery of Party B, Party A shall assume all of the economic losses incurred.

(2)
During the term of the escrow, Party A shall coordinate with Party B to withdraw the product. In the event Party B cannot withdraw the product attribute to the management of Party A, Party A shall assume relevant economic liabilities.

7.	Force Majeure
(1)
In the event the occurrence of earthquakes, floods, wars, the material adjustments to policies of national or local governments and other force majeure factors, either party is not responsible to the other party.

(2)	Either party or both parties that are affected by the force majeure are obliged to take actions to mitigate the loss caused by the force majeure to the lowest degree.
8.	Alteration and Cancellation
(1)	Through the negotiations of both parties, the contract may be altered and cancelled.
(2)	In the event Party B does not pay the escrow fee in accordance with the contract, Party A is entitled to reject to distribute oil. Party A may unilaterally cancel the contract.
(3)	In the event the superior police changes, both parties shall cancel the contract in accordance with the superior regulation without conditions.
9.
In case any matter is not specified in this contract, both parties shall negotiate to resolve in accordance with the Economic Contract Law of the People’s Republic of China. In the event the contract shall be amended, the amendment shall be agreed by both parties.

10.	This contract becomes effective after both parties execute the contract. The effective duration is from January 1, 2009 through December 31, 2010.
12.	This contract consists of two copies, each party holds on copy.
13.	Any dispute occurs and negotiation fails to resolve the dispute, the dispute shall be solved at the registration place of Party B.

Party A: 456 Bureau of Shaanxi Bureau of Material Reserve
Legal Representative: (signature)
(with corporate seal)

Party B: Xi’an Baorun Industrial Development Co., Ltd.
Legal Representative: (signature)
(with corporate seal)